Exhibit 99.1

Western Digital Reports Fiscal Second Quarter 2021 Financial Results

News Summary
•Second quarter revenue was $3.9 billion, down 7% year-over-year (YoY). Client Devices revenue increased 19%, Data Center Devices and Solutions revenue declined 46%, and Client Solutions revenue increased 6% YoY.
•Second quarter GAAP earnings per share (EPS) was $0.20 and non-GAAP EPS was $0.69.
•Generated operating cash flow of $425 million and free cash flow of $149 million in the second quarter.
•Expecting fiscal third quarter 2021 revenue to be in the range of $3.85 billion to $4.05 billion with non-GAAP EPS in the range of $0.55 to $0.75.

SAN JOSE, Calif., — January 28, 2021 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal second quarter 2021 financial results.

“The team delivered solid results this quarter, especially as we continue adapting our business and technology portfolio to take advantage of the immense opportunities in the storage industry,” said, David Goeckeler, Western Digital CEO. “During the quarter, we captured strength in the retail business and also delivered on our target outcome to complete qualification of our energy-assisted hard drives and second-generation enterprise SSD products with some of the world’s largest data center operators. While there is still more work to be done, we remain extremely focused on meeting the needs of our customers and ramping our next-generation products throughout calendar 2021.”

Western Digital Reports Fiscal Second Quarter 2021 Financial Results

Q2 2021 Financial Highlights

	GAAP			Non-GAAP

	Q2 2021	Q2 2020	vs. Q2 2020	Q2 2021	Q2 2020	vs. Q2 2020
Revenue ($M)	$3,943	$4,234	down 7%	$3,943	$4,234	down 7%
Gross Margin	24.3%	22.1%	up 2.2 ppt	26.4%	25.9%	up 0.5 ppt
Operating Expenses ($M)	$802	$885	down 9%	$696	$765	down 9%
Operating Income ($M)	$158	$50	up 216%	$343	$333	up 3%
Net Income (Loss) ($M)	$62	($139)	*	$212	$187	up 13%
Earnings Per Share	$0.20	($0.47)	*	$0.69	$0.62	up 11%
*not a meaningful figure

Western Digital Reports Fiscal Second Quarter 2021 Financial Results

Key End Market Summary

Revenue ($M)	Q2 2021	Q2 2020	vs. Q2 2020
Client Devices	$2,131	$1,797	up 19%
Data Center Devices & Solutions	$807	$1,489	down 46%
Client Solutions	$1,005	$948	up 6%
Total Revenue	$3,943	$4,234	down 7%

In the fiscal second quarter of 2021, Western Digital’s revenue decreased 7% year-over-year to $3.9 billion. The decrease is largely attributable to a decline in our Data Center Devices & Solutions end market, more than offsetting growth in Client Devices and Client Solutions.

In Client Devices, Western Digital’s industry leading NVMe-based client SSDs and strong relationships with major PC OEMs drove a record level of exabyte shipments. The pandemic has not only accelerated the digital transformation, but it has also spurred technological innovation, driving the ability to access the cloud using very powerful and advanced end-devices. The ability to access, store, and share data from anywhere, on any device, has resulted in robust storage demand for notebook, tablet, and Chromebook devices.

In Data Center Devices & Solutions, qualifications of the second-generation eSSD products have progressed well, with nearly 150 qualifications completed, including at one cloud titan. There has been solid progress made completing the qualifications of our energy-assisted hard drives, including at three of the four US cloud titans. While one now-completed cloud titan qualification slipped beyond our anticipated timeline in the fiscal second quarter, another cloud titan qualification was completed, ahead of schedule. With cloud digestion abating and the stabilization of OEM demand, we believe the demand in capacity enterprise bottomed in the fiscal second quarter and are anticipating a rebound in the fiscal third quarter.

In Client Solutions, revenue increased during the seasonally strong quarter, to a two-year high. This solid performance was driven by continued growth in retail, supported by the strength of our brand and the breadth of our portfolio.

Western Digital Reports Fiscal Second Quarter 2021 Financial Results

Business Outlook for Fiscal Third Quarter of 2021

Three Months Ending April 2, 2021
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$3.85 - $4.05	$3.85 - $4.05
Gross margin	24.5% - 26.5%	25.5% - 27.5%
Operating expenses ($M)	$770 - $790	$705 - $725
Interest and other expense, net ($M)	~ $80	~ $70
Tax rate	N/A	~ 23% (2)
Diluted earnings per share	N/A	$0.55 - $0.75
Diluted shares outstanding (in millions)	~ 310	~ 310

(1) Non-GAAP gross margin guidance excludes amortization of acquired intangible assets and stock-based compensation expense, totaling approximately $40 million to $60 million. The company’s non-GAAP operating expenses guidance excludes amortization of acquired intangible assets; stock-based compensation expense; and employee termination, asset impairment and other charges, totaling approximately $50 million to $70 million. The company's non-GAAP interest and other expense guidance excludes approximately $10 million of convertible debt activity. In the aggregate, non-GAAP diluted earnings per share guidance excludes these items totaling $100 million to $140 million. The timing and amount of these charges excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, net and non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its non-GAAP tax rate and non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, non-GAAP tax rate and non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expense, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.
(2) The non-GAAP tax rate provided is based on a percentage of non-GAAP pre-tax income.

Western Digital Reports Fiscal Second Quarter 2021 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal third quarter of 2021 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital, a leader in data infrastructure, creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access, analyze, and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, the company's industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands. Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its fiscal second quarter ended January 1, 2021; the company’s business outlook for the fiscal third quarter of 2021; demand trends and market conditions; expectations regarding our next-generation products and product qualifications; expectations regarding technological innovation and product and end market growth; and expected future financial performance. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fiscal second quarter ended January 1, 2021 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; impact of business and market conditions; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our high level of debt and other financial

Western Digital Reports Fiscal Second Quarter 2021 Financial Results

obligations; changes to our relationships with key customers; disruptions in operations from cyberattacks or other system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on August 28, 2020, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	January 1, 2021	July 3, 2020

ASSETS
Current assets:
Cash and cash equivalents	$2,956	$3,048
Accounts receivable, net	1,833	2,379
Inventories	3,576	3,070
Other current assets	744	551
Total current assets	9,109	9,048
Property, plant and equipment, net	2,918	2,854
Notes receivable and investments in Flash Ventures	1,858	1,875
Goodwill	10,071	10,067
Other intangible assets, net	596	941
Other non-current assets	1,000	877
Total assets	$25,552	$25,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,939	$1,945
Accounts payable to related parties	393	407
Accrued expenses	1,420	1,296
Accrued compensation	523	472
Current portion of long-term debt	251	286
Total current liabilities	4,526	4,406
Long-term debt	8,882	9,289
Other liabilities	2,315	2,416
Total liabilities	15,723	16,111
Total shareholders’ equity	9,829	9,551
Total liabilities and shareholders’ equity	$25,552	$25,662

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	January 1, 2021	January 3, 2020	January 1, 2021	January 3, 2020
Revenue, net	$3,943	$4,234	$7,865	$8,274
Cost of revenue	2,983	3,299	6,001	6,581
Gross profit	960	935	1,864	1,693
Operating expenses:
Research and development	535	578	1,090	1,152
Selling, general and administrative	265	298	521	603
Employee termination, asset impairment and other charges	2	9	25	17
Total operating expenses	802	885	1,636	1,772
Operating income (loss)	158	50	228	(79)
Interest and other expense, net	(73)	(90)	(146)	(198)
Income (loss) before taxes	85	(40)	82	(277)
Income tax expense	23	99	80	138
Net income (loss)	$62	$(139)	$2	$(415)

Income (loss) per common share
Basic	$0.20	$(0.47)	$0.01	$(1.40)
Diluted	$0.20	$(0.47)	$0.01	$(1.40)

Weighted average shares outstanding:
Basic	305	298	304	297
Diluted	307	298	305	297

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	January 1, 2021	January 3, 2020	January 1, 2021	January 3, 2020
Operating Activities
Net income (loss)	$62	$(139)	$2	$(415)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	336	399	710	805
Stock-based compensation	80	77	156	154
Deferred income taxes	(16)	(15)	(5)	(42)
Loss on disposal of assets	—	(14)	1	(12)
Write-off of issuance costs and amortization of debt discounts	10	10	20	20
Other non-cash operating activities, net	(12)	1	(18)	(20)
Changes in:
Accounts receivable, net	264	(344)	546	(587)
Inventories	(220)	160	(505)	155
Accounts payable	(29)	15	70	170
Accounts payable to related parties	(10)	(143)	(13)	33
Accrued expenses	101	227	78	327
Accrued compensation	25	116	51	191
Other assets and liabilities, net	(166)	(93)	(305)	(269)
Net cash provided by operating activities	425	257	788	510
Investing Activities
Purchases of property, plant and equipment, net	(207)	(160)	(537)	(305)
Acquisitions, net of cash acquired	—	—	—	(22)
Activity related to Flash Ventures, net	(69)	280	94	466
Strategic Investments and Other, net	6	6	7	21
Net cash provided by (used in) investing activities	(270)	126	(436)	160
Financing Activities
Employee stock plans, net	60	44	20	18
Dividends paid to shareholders	—	(149)	—	(296)
Repayment of debt	(248)	(388)	(461)	(707)
Other	(9)	—	(9)	—
Net cash used in financing activities	(197)	(493)	(450)	(985)
Effect of exchange rate changes on cash	3	(1)	6	(3)
Net decrease in cash and cash equivalents	(39)	(111)	(92)	(318)
Cash and cash equivalents, beginning of period	2,995	3,248	3,048	3,455
Cash and cash equivalents, end of period	$2,956	$3,137	$2,956	$3,137

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2021	January 3, 2020	January 1, 2021	January 3, 2020
GAAP cost of revenue	$2,983	$3,299	$6,001	$6,581
Amortization of acquired intangible assets	(109)	(157)	(254)	(321)
Stock-based compensation expense	(15)	(13)	(27)	(25)
Charges related to cost saving initiatives	—	(1)	—	(1)
Charges related to a power outage incident and related recovery	45	—	75	(68)
Other	—	8	—	8
Non-GAAP cost of revenue	$2,904	$3,136	$5,795	$6,174

GAAP gross profit	$960	$935	$1,864	$1,693
Amortization of acquired intangible assets	109	157	254	321
Stock-based compensation expense	15	13	27	25
Charges related to cost saving initiatives	—	1	—	1
Charges related to a power outage incident and related recovery	(45)	—	(75)	68
Other	—	(8)	—	(8)
Non-GAAP gross profit	$1,039	$1,098	$2,070	$2,100

GAAP operating expenses	$802	$885	$1,636	$1,772
Amortization of acquired intangible assets	(39)	(39)	(78)	(80)
Stock-based compensation expense	(65)	(64)	(129)	(129)
Employee termination, asset impairment and other charges	(2)	(9)	(25)	(17)
Charges related to acquisitions and dispositions	—	(2)	—	(7)
Charges related to cost saving initiatives	—	(6)	—	(7)
Non-GAAP operating expenses	$696	$765	$1,404	$1,532

GAAP operating income (loss)	$158	$50	$228	$(79)
Cost of revenue adjustments	79	163	206	407
Operating expense adjustments	106	120	232	240
Non-GAAP operating income	$343	$333	$666	$568

GAAP interest and other expense, net	$(73)	$(90)	$(146)	$(198)
Convertible debt activity	7	7	14	14
Other	(2)	2	(4)	4
Non-GAAP interest and other expense, net	$(68)	$(81)	$(136)	$(180)

GAAP income tax expense	$23	$99	$80	$138
Income tax adjustments	40	(34)	42	(38)
Non-GAAP income tax expense	$63	$65	$122	$100

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2021	January 3, 2020	January 1, 2021	January 3, 2020
GAAP net income (loss)	$62	$(139)	$2	$(415)
Amortization of acquired intangible assets	148	196	332	401
Stock-based compensation expense	80	77	156	154
Employee termination, asset impairment and other charges	2	9	25	17
Charges related to acquisitions and dispositions	—	2	—	7
Charges related to cost saving initiatives	—	7	—	8
Charges related to a power outage incident and related recovery	(45)	—	(75)	68
Convertible debt activity	7	7	14	14
Other	(2)	(6)	(4)	(4)
Income tax adjustments	(40)	34	(42)	38
Non-GAAP net income	$212	$187	$408	$288

Diluted income (loss) per common share
GAAP	$0.20	$(0.47)	$0.01	$(1.40)
Non-GAAP	$0.69	$0.62	$1.34	$0.96

Diluted weighted average shares outstanding:
GAAP	307	298	305	297
Non-GAAP	307	300	305	300

Cash flows
Cash flow provided by operating activities	$425	$257	$788	$510
Purchase of property, plant and equipment, net	(207)	(160)	(537)	(305)
Activity related to flash ventures, net	(69)	280	94	466
Free cash flow	$149	$377	$345	$671

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income; non-GAAP diluted income per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, charges related to acquisitions and dispositions, charges related to cost saving initiatives, charges related to a power outage incident and related recovery, convertible debt activity, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Charges related to acquisitions and dispositions. In connection with the company's business combinations or dispositions, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions and dispositions, are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company's business, the company incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company's channel partners or vendors, transforming the company's information systems infrastructure, integrating the company's product roadmap, and accelerated depreciation of assets.

Charges related to a power outage incident and related recovery. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through the company's joint venture with Kioxia Corporation in Yokkaichi, Japan. The power outage incident resulted in costs associated with the repair of damaged tools and the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. In the fiscal first and second quarters of 2021, the company received recoveries of these losses from insurance carriers. These charges and recoveries are inconsistent in amount and frequency, and the company believes these charges or recoveries are not part of the ongoing production operation of its business.

Convertible debt activity. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes they are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company incurs charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act. These adjustments are excluded because they are infrequent and the company believes that they are not indicative of the underlying performance of its business.

Additionally, free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net of proceeds from sales of property, plant and equipment, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company's business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

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Contacts:

Investor Contact:	Media Contact:
Western Digital Corp.	Sard Verbinnen & Co
T. Peter Andrew	John Christiansen
949.672.9655	David Isaacs
peter.andrew@wdc.com	Leah Polito
investor@wdc.com	WesternDigital-SVC@sardverb.com